Exhibit 5.1

Snell & Wilmer L.L.P.

Hughes Center

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169-5958

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

February 18, 2020

China XD Plastics Company Limited

No. 9 Dalian North Road
Haping Road Centralized Industrial Park
Harbin Development Zone
Heilongjiang, P.R. China

Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as special Nevada counsel to China XD Plastics Company Limited, a Nevada corporation (the “Company”), in connection with the registration of 13,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company issuable under the China XD Plastics Company Limited 2020 Stock Option/Stock Issuance Plan (the “Plan”), covered by the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.         The Registration Statement and exhibits hereto;

2.         The Articles of Incorporation, filed with the Secretary of State of the State of Nevada on December 1, 2005, as amended though the date hereof (the “Charter”), certified as of the date hereof by an officer of the Company;

3.         The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.         Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

5.         Resolutions adopted by the Board of Directors of the Company relating to the approval of the Plan and the Registration Statement and the authorization of the issuance and registration of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.         A specimen of the current form of stock certificate representing shares of the Company’s Common Stock, certified as of the date hereof by an officer of the Company;

7.         The Plan, certified as of the date hereof by an officer of the Company;

8.         A certificate executed by an officer of the Company, dated January 10, 2020; and

9.         Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.         Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.         All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and the Plan and otherwise in accordance with the Registration Statement, and upon payment for and delivery of the Shares subject to issuance and sale by the Company and the countersigning of the certificate or certificates representing such Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, the Shares will be validly issued, fully paid and nonassessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion is being furnished to you solely for submission to the Commission as Exhibit 5.1 to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Snell & Wilmer L.L.P.

/s/Snell & Wilmer L.L.P.